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                                                                   Exhibit 3.3

                    AUDIT COMMITTEE CHARTER (THIS "CHARTER")
                         (Last revised January 18, 2005)

     The Audit Committee of Boston Capital Real Estate Investment Trust, Inc. (the "Company") is appointed by a majority of the Board of Directors (the "Board") to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the qualifications, independence and performance of the Company's internal and external auditors.

     The members of the Audit Committee shall meet the independence and experience requirements of the rules of any national securities exchange or national securities market on which the shares of the Company may be listed from time to time. In particular, the Chairman of the Audit Committee shall qualify as an "audit committee financial expert" as mandated by Section 407 of the Sarbanes-Oxley Act of 2002. A majority of the members of the Audit Committee shall be Independent Directors, as such term is defined in the Articles of Incorporation of the Company. In the event that there are two or fewer members of the Audit Committee, all members of the Audit Committee shall be Independent Directors. The Board shall appoint the chair of the Audit Committee.

     The Audit Committee shall select the independent auditor and shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

     The Audit Committee shall make regular reports to the Board. Minutes for all meetings of the Audit Committee shall be prepared and kept with the records of the Board.

     The Audit Committee shall:

     1. Meet at least four times per year, with authority to convene additional meetings as circumstances require.

     2. Review and reassess the adequacy of this Charter, and the performance of the Committee hereunder, annually, and report any proposed changes to the Board.

     3. Oversee the preparation of and review the annual audited financial statements, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" with management of the Company and the independent auditor, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

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     4.   Review an analysis prepared by the Company's independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including a description of any transactions as to which management of the Company obtained Statements on Auditing Standards No. 50 letters.

     5. Oversee the preparation of and review the Company's quarterly financial results prior to the filing of the Company's Form l0-Q.

     6. Oversee and review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management of the Company.

     7. Be directly responsible for the selection and appointment of the independent auditor, which auditor is ultimately accountable to the Audit Committee as a committee of the Board, and to pre-approve all services provided by such independent auditor.

     8. Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. Ensure the rotation of the lead (or coordinating) audit partner (having primary responsibility for the audit), or the audit partner responsible for reviewing the audit, every five years and other audit partners every seven years and consider whether there should be regular rotation of the independent auditor itself. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

     9.   Negotiate and approve the fees to be paid to the independent auditor.

     10. The Audit Committee shall pre-approve all audit and non-audit services provided by independent auditors (subject to the DE MINIMUS exception for non-audit services provided for by Section 10A(i)(1)(B) of the Exchange Act and the rules promulgated thereunder, which are approved by the Audit Committee prior to the completion of the audit). The Audit Committee shall not engage independent auditors to perform the specific non-audit services prohibited by law or regulation.

     11. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, and if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

     12. Review the experience and qualifications of the Company's senior finance executives.

     13. Review the appointment and replacement of the senior internal auditing director.

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     14.  Review the significant reports to management of the Company prepared by the internal auditing department and management's responses.

     15. Meet with the independent auditor prior to the quarterly and year-end audits to review the planning and staffing of the audits.

     16. Review with the independent auditor and resolve any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management of the Company.

          (b)  Any changes required in the planned scope of the internal audit.

          (c) The internal audit department responsibilities, budget and staffing.

     17. Review and approve the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

     18. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Statement of Ethics and Conduct. Review the process of communicating the Company's Statement of Ethics and Conduct to Company personnel, and for monitoring compliance therewith.

     19. Review with the Company's legal counsel, or other advisors to the Committee, the Board or the Company, matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

     20. Meet with the chief financial officer, the senior internal auditing director and the independent auditor in separate executive sessions.

     21. Review disclosures made by the chief executive officer and chief financial officer during the Forms 10-Q and 10-K certification process about significant deficiencies in the design or operation of internal controls or any fraud that involves management or other employees who have a significant role in the Company's internal controls.

     22. Discuss earnings press releases as well as financial information and earnings guidance provided to analysts and ratings agencies. This review may be general and does not have to be discussed in advance.

     23. Establish procedures for: (i) the receipt, retention and treatment of complaints

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          received by the listed issuer regarding accounting, internal accounting controls, or auditing matters; and (ii) the confidential, anonymous submission by employees of the listed issuer of concerns regarding questionable accounting or auditing matters.

     24. Discuss with management the Company's major policies with respect to risk assessment and risk management.

     The Audit Committee may delegate, pursuant to policies and procedures established by the Audit Committee in accordance with applicable law and SEC regulations, authority to a member or members of the Audit Committee, including the authority to pre-approve permitted non-audit services, provided that any decisions taken pursuant to such delegated authority are presented to the full Audit Committee at its next scheduled meeting following such decisions. While the Audit Committee has the oversight and other responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management of the Company and the independent auditor.

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